                                                                      EX-99.B5-o

                                   AMENDMENT
                                       TO
              AMENDED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                    BETWEEN
                                JNL SERIES TRUST
                                      AND
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.


     This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Financial Services, Inc., a Delaware corporation (the "Adviser").

     WHEREAS, the Trust and the Adviser entered into an Amended Investment Advisory and Management Agreement dated August 17, 1995 (the "Agreement"), whereby the Trust retained the Adviser to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

     WHEREAS, twenty new Series will be added to the Trust and the Trust desires the Adviser to perform investment advisory and management services for these Series of the Trust; and

     WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the above-referenced Series of the Trust on the terms and conditions set forth in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

     1. Effective with respect to a Series upon capitalization of such Series, the Adviser shall serve as the investment adviser and business manager for the JNL/Alliance Growth Series, JNL/JPM International & Emerging Markets Series, JNL/PIMCO Total Return Bond Series, JNL/S&P Conservative Growth Series I, JNL/S&P Moderate Growth Series I, JNL/S&P Aggressive Growth Series I, JNL/S&P Very Aggressive Growth Series I, JNL/S&P Equity Growth Series I, JNL/S&P Equity Aggressive Growth Series I, JNL/S&P Conservative Growth Series II, JNL/S&P Moderate Growth Series II, JNL/S&P Aggressive Growth Series II, JNL/S&P Very Aggressive Growth Series II, JNL/S&P Equity Growth Series II, JNL/S&P Equity Aggressive Growth Series II, Goldman Sachs/JNL Growth & Income Series, Lazard/JNL Small Cap Value Series, Lazard/JNL Mid Cap Value Series, Salomon Brothers/JNL Balanced Series and Salomon Brothers/JNL High Yield Bond Series.

     2. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

(*M = Million)

Series                $0 to        $50 to      $100 to      $150 to      $200 to      $250 to      $300 to      $350 to      Over
                      $50 M        $100 M      $150 M       $200 M       $250 M       $300 M       $350 M       $500 M       $500 M
JNL/Alliance Growth
Series                .775%        .775%       .775%        .775%        .775%        .70%         .70%         .70%         .70%

JNL/JPM
International &
Emerging Markets
Series                .975%        .95%        .95%         .95%         .90%         .90%         .90%         .85%         .85%

JNL/PIMCO Total
Return Bond Series    .70%         .70%        .70%         .70%         .70%         .70%         .70%         .70%         .70%

JNL/S&P
Conservative Growth
Series I              .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Moderate
Growth Series I       .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Aggressive
Growth Series I       .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Very
Aggressive Growth
Series I              .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Equity
Growth Series I       .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Equity
Aggressive Growth
Series I              .20%         .20%        .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P
Conservative Growth
Series II             .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Moderate
Growth Series II      .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Aggressive
Growth Series II      .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Very
Aggressive Growth
Series II             .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Equity
Growth Series II      .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

JNL/S&P Equity
Aggressive Growth
Series II             .20%         .20%         .20%         .20%         .20%         .20%         .20%         .20%         .15%

Goldman Sachs/JNL
Growth & Income
Series                .925%        .90%         .90%         .90%         .85%         .85%         .85%         .80%         .80%

Lazard/JNL Small
Cap Value Series     1.05%        1.00%        1.00%         .975%        .975%        .975%        .925%        .925%        .925%

Lazard/JNL Mid Cap
Value Series          .975%        .975%        .975%        .925%        .925%        .925%        .90%         .90%         .90%

Salomon
Brothers/JNL
Balanced Series       .80%         .75%         .70%         .70%         .70%         .70%         .70%         .70%         .70%

Salomon
Brothers/JNL High
Yield Bond Series     .80%         .75%         .70%         .70%         .70%         .70%         .70%         .70%         .70%


     3. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 17th day of December, 1997.

                                        JNL SERIES TRUST



                                        By:  /s/ Andrew B. Hopping
                                           --------------------------------

                                        Name:          Andrew B. Hopping
                                             ------------------------------

                                        Title:         President
                                              -----------------------------


                                        JACKSON NATIONAL FINANCIAL
                                        SERVICES, INC.



                                        By:  /s/ Thomas J. Meyer
                                           --------------------------------

                                        Name:         Thomas J. Meyer
                                             ------------------------------

                                        Title:        Vice President
                                              -----------------------------